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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form S-3 of our report dated January 28, 2002 relating to the financial statements and financial statement schedules, which appears in Odyssey Re Holdings Corp.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                        /s/ PricewaterhouseCoopers LLP


New York, New York
November 25, 2002